UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 1, 2003

Date of Earliest Event Reported:  November 25, 2003

DEPARTMENT 56, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11908	13-3684956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN  55344

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 944-5600

Item 5.            Other Events.

On November 25, 2003, the Company entered into a Credit Agreement with the lenders named therein and Bank One, NA, as LC Issuer, Swing Line Lender and as Administrative Agent (the “New Credit Agreement”), and a Guarantee and Collateral Agreement with certain of the Company’s direct or indirect subsidiaries in favor of Bank One, NA, as Administrative Agent for the lenders under the New Credit Agreement.

In connection with these transactions, the Company’s prior Credit Agreement, dated as of March 19, 1999 and amended as of January 27, 2000, with the banks parties thereto, ABN Amro Bank N.V. and The First National Bank of Chicago, as documentation agents, U.S. Bank National Association as managing agent, and The Chase Manhattan Bank, as administrative agent, and a related Guarantee and Collateral Assignment, dated as of March 19, 1999, by the Company and certain of its direct or indirect subsidiaries in favor of The Chase Manhattan Bank, were terminated on November 25, 2003.

The Company’s present sources of cash are the New Credit Agreement and its internally generated cash flow.

Item 7.            Financial Statements and Exhibits.

10.1         Credit Agreement, dated as of November 25, 2003, among the Company, the Lenders (as defined therein), and Bank One, NA as LC Issuer, Swing Line Lender, and Administrative Agent.

10.2         Guarantee and Collateral Agreement, dated as of November 25, 2003, by the Company and certain of its direct or indirect subsidiaries in favor of Bank One, NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

/s/ Timothy J. Schugel
Timothy J. Schugel
Executive Vice President and Chief Financial Officer

Dated: December 1, 2003

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of November 25, 2003, among the Company, the Lenders (as defined therein), and Bank One, NA as LC Issuer, Swing Line Lender, and Administrative Agent.

10.2	Guarantee and Collateral Agreement, dated as of November 25, 2003, by the Company and certain of its direct or indirect subsidiaries in favor of Bank One, NA.